As filed with the Securities and Exchange Commission on September 12, 1997

                                                      Registration No. 333-30291
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                          Amendment No. 2 to Form S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                  Foamex L.P.
                           Foamex Capital Corporation
                         General Felt Industries, Inc.
                              Foamex Fibers, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                       3086                    05-0475617
          Delaware                       9999                    22-3182164
          Delaware                       2273                    13-3476119
          Delaware                       2297                    13-3819884
(State or other jurisdiction of                               (I.R.S. Employer
incorporation of organization)                               Identification No.)

                          (Primary Standard Industrial
                           Classification Code Number)

                                 ---------------

       1000 Columbia Avenue, Linwood, Pennsylvania 19061, (610) 859-3000 (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                 ---------------

                           Philip N. Smith, Jr., Esq.
                                   Foamex L.P.
                              1000 Columbia Avenue
                           Linwood, Pennsylvania 19061
                                 (610) 859-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

                                 with a copy to:
                            Laurence D. Weltman, Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                            New York, New York 10022
                                 (212) 821-8000

                                 ---------------

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                 ---------------

  The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
  Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     The Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P. (the "Partnership Agreement") generally provides that, to the fullest extent permitted by law, Foamex will indemnify the partners, their respective affiliates, officers, directors, stockholders, employees and agents, and any employee, agent and officer of Foamex, against all expenses actually and reasonably incurred by it or them in connection with any threatened, pending or completed action, suit or proceeding against it or them or by, against or in the right of Foamex to which it or them is or was a party, or is threatened to be made a party, involving an alleged cause of action for damages arising out of, or in any way related to or connected with, the business or internal affairs of Foamex, if, in the transaction giving rise to such action, suit, or proceeding, such person acted in good faith, without gross negligence or willful misconduct or the willful breach of the Partnership Agreement and in a manner such person reasonably believed to be within the scope of its authority under the Partnership Agreement.

     The Certificate of Incorporation and Bylaws of FCC, General Felt and Foamex Fibers provide that each such corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of such corporation), by reason of the fact that he is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against expenses actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Bylaws of FCC, General Felt and Foamex Fibers further provide that for actions by or in the right of each of such corporation, similar indemnification exists, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless and only to the extent that the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The Certificates of Incorporation of FCC, General Felt and Foamex Fibers also provide that a director of any such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit. Additionally, the Certificates of Incorporation of FCC, General Felt and Foamex Fibers provide that to the fullest extent permitted by Delaware Law, a director of such corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The directors and officers of Foamex International and its subsidiaries are covered in their capacities as such under a Directors and Officers insurance policy.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

  3.1(a)      --Certificate of Limited Partnership of Foamex L.P. ("Foamex").
  3.2.1(a)    --Fourth Amended and Restated Agreement of Limited Partnership of Foamex L.P., dated as of December 14, 1993, by and among FMXI Inc. ("FMXI") and Trace Foam Company,
                Inc. ("Trace Foam"), as general partners, and Foamex International Inc. ("Foamex
                International"), as a limited partner (the "Partnership Agreement").
  3.2.2(b)    --First Amendment to the Partnership Agreement, dated June 28, 1994.
  3.2.3(c)    --Second Amendment to the Partnership Agreement, dated June 12, 1997.
  3.3(a)      --Certificate of Incorporation of FMXI.

                                      II-1

  3.4(a)      --By-laws of FMXI.
  3.5(k)      --Certificate of Incorporation of Foamex Capital Corporation ("FCC").
  3.6(k)      --By-laws of FCC.
  3.7(g)      --Certificate of Incorporation of General Felt Industries, Inc. ("General Felt").
  3.8(g)      --By-laws of General Felt.
  3.9***      --Certificate of Incorporation of Foamex Fibers, Inc. ("Foamex Fibers").
  3.10***     --By-laws of Foamex Fibers.
  4.1.1(d)    --Indenture, dated as of June 12, 1997, by and among Foamex, FCC, the Subsidiary
                Guarantors and The Bank of New York, as Trustee, relating to $150,000,000 principal amount of 9-7/8% Senior Subordinated Notes due 2007, including the form of Senior
                Subordinated Note and Subsidiary Guarantee.
  4.1.2(d)    --Registration Rights Agreement, dated as of June 12, 1997, by and among Foamex, FCC,
                General Felt, Foamex Fibers and all future direct or indirect domestic subsidiaries of
                Foamex or FCC, and Donaldson, Lufkin & Jenrette Securities Corporation, Salomon
                Brothers Inc. and Scotia Capital Markets, as Initial Purchasers.
  4.2.1(e)    --Indenture, dated as of June 3, 1993, among Foamex and FCC, as joint and several obligors, General Felt, as Guarantor, and Shawmut Bank, National Association
                ("Shawmut"), as trustee, relating to $160,000,000 principal amount of 9-1/2% Senior
                Secured Notes due 2000, including the form of Senior Secured Note.
  4.2.2(a)    --First Supplemental Indenture, dated as of November 18, 1993, among Foamex and FCC, as Issuers, General Felt and Perfect Fit Industries, Inc. ("Perfect Fit"), as Guarantors and
                Shawmut, as trustee, relating to the Senior Secured Notes.
  4.2.3(a)    --Second Supplemental Indenture, dated as of December 14, 1993, among Foamex and
                FCC, as Issuers, Foamex International, General Felt and Perfect Fit, as Guarantors and
                Shawmut, as trustee, relating to the Senior Secured Notes.
  4.2.4(f)    --Third Supplemental Indenture, dated as of August 1, 1996, by and among Foamex L.P.
                and FCC, as Issuers, Foamex International, as parent guarantor, General Felt, as guarantor, Perfect Fit, as withdrawing guarantor, and Fleet National Bank ("Fleet"), as trustee relating to the Senior Secured Notes.
  4.2.5(c)    --Fourth Supplemental Indenture, dated as of May 28, 1997, by and among Foamex and
                FCC, as Issuers, Foamex International, as Parent Guarantor, General Felt, as Guarantor,
                and Fleet, as Trustee.
  4.2.6(e)    --Company Pledge Agreement, dated as of June 3, 1993, by Foamex in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
  4.2.7**     --Amendment No. 1 to Company (Foamex L.P.) Pledge Agreement, dated June 12, 1997.
  4.2.8(e)    --Company Pledge Agreement, dated as of June 3, 1993, by FCC in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
  4.2.9**     --Amendment No. 1 to Company (FCC) Pledge Agreement, dated June 12, 1997.
  4.2.10(e)   --Subsidiary Pledge Agreement, dated as of June 3, 1993, by General Felt in favor of
                Shawmut, as trustee for the holders of the Senior Secured Notes.
  4.2.11**    --Amendment No. 1 to Subsidiary (General Felt) Pledge Agreement, dated June 12, 1997.
  4.2.12(e)   --Company Security Agreement, dated as of June 3, 1993, by Foamex and FCC in favor of
                Shawmut, as trustee for the holders of the Senior Secured Notes.
  4.2.13**    --Amendment No. 1 to Company Security Agreement, dated June 12, 1997 (Foamex and FCC).
  4.2.14(e)   --Subsidiary Security Agreement, dated as of June 3, 1993, by General Felt in favor of
                Shawmut, as trustee for the holders of the Senior Secured Notes.
  4.2.15**    --Amendment No. 1 to Subsidiary Security Agreement, dated June 12, 1997 (General Felt).
  4.2.16(e)   --Collateral Assignment of Patents and Trademarks, dated as of June 3, 1993, by Foamex in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
  4.2.17**    --Amendment No. 1 to Collateral Assignment of Patents and Trademarks (Foamex), dated
                June 12, 1997.
  4.2.18(e)   --Collateral Assignment of Patents and Trademarks, dated as of June 3, 1993, by FCC in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.

                                      II-2

  4.2.19**    --Amendment No. 1 to Collateral Assignment of Patents and Trademarks (FCC), dated
                June 12, 1997.
  4.2.20(e)   --Collateral Assignment of Patents and Trademarks, dated as of June 3, 1993, by General
                Felt in favor of Shawmut, as trustee for the holders of the Senior Secured Notes.
  4.2.21**    --Amendment No. 1 to Collateral Assignment of Patents and Trademarks (General Felt),
                dated June 12, 1997.
  4.2.22**    --Amended and Restated Receivables Intercreditor Agreement, by and among Fleet,
                Citicorp USA, Inc. and The Bank of Nova Scotia, dated as of June 12, 1997
  4.2.23***   --Intercreditor Agreement, by and among, Fleet, Citicorp USA, Inc. and The Bank of Nova
                Scotia, dated as of June 12, 1997. (re: Senior Secured Notes).
  4.3.1(g)    --Indenture, dated as of October 13, 1992, among Foamex, FCC and The Connecticut
                National Bank, as trustee, relating to $150,000,000 principal amount of 11-1/4% Senior
                Notes due 2002, including form of Senior Note.
  4.3.2(h)    --First Supplemental Indenture, dated as of March 23, 1993, among Foamex and FCC, as joint and several obligors, General Felt, as Guarantor, and Shawmut, as trustee, relating to the Senior Notes.
  4.3.3(a)    --Second Supplemental Indenture, dated as of November 18, 1993, among Foamex and
                FCC, as Issuers, General Felt and Perfect Fit, as Guarantors and Shawmut, as trustee, relating to the Senior Notes.
  4.3.4(a)    --Third Supplemental Indenture, dated as of December 14, 1993, among Foamex L.P. and
                FCC, as Issuers, Foamex International, General Felt and Perfect Fit, as Guarantors, and
                Shawmut, as trustee, relating to the Senior Notes.
  4.3.5(i)    --Fourth Supplemental Indenture, dated as of October 31, 1994, among Foamex and FCC as Issuers, Foamex International as Parent Guarantor, General Felt and Perfect Fit, as
                Guarantors and Shawmut, as Trustee, relating to the Senior Notes.
  4.3.6(j)    --Fifth Supplemental Indenture, dated as of August 1, 1996, by and among Foamex and
                FCC, as issuers, Foamex International as Parent Guarantor, General Felt, as guarantor,
                Perfect Fit, as withdrawing guarantor, and Fleet, as trustee relating to the Senior Notes.
  4.3.7(c)    --Sixth Supplemental Indenture, dated as of May 28, 1997, by and among Foamex and
                FCC, as Issuers, Foamex International, as Parent Guarantor, GFI, as Guarantor, and Fleet,
                as Trustee.
  4.3.8***    --Intercreditor Agreement, by and among, Fleet, Citicorp USA, Inc. and The Bank of Nova
                Scotia, dated as of June 12, 1997 (re: Senior Notes).
  4.4.1(g)    --Indenture, dated as of October 13, 1992, among Foamex, FCC and Shawmut, as trustee, relating to $126,000,000 principal amount of 11-7/8% Senior Subordinated Debentures due
                2004, including form of Senior Subordinated Debenture.
  4.4.2(h)    --First Supplemental Indenture, dated as of March 23, 1993, among Foamex L.P. and FCC, as joint and several obligors, General Felt, as guarantor, and Shawmut, as trustee, relating to the Senior Subordinated Debentures.
  4.4.3(a)    --Second Supplemental Indenture, dated as of November 18, 1993, among Foamex and
                FCC, as Issuers, General Felt and Perfect Fit, as Guarantors, and Shawmut, as trustee, relating to the Senior Subordinated Debentures.
  4.4.4(e)    --Third Supplemental Indenture, dated as of December 14, 1993, among Foamex L.P. and
                FCC, as Issuers, Foamex International, General Felt and Perfect Fit, as Guarantors, and
                Shawmut, as trustee, relating to the Senior Subordinated Debentures.
  4.4.5(j)    --Fourth Supplemental Indenture, dated as of August 1, 1996, among Foamex L.P. and
                FCC, as Issuers, Foamex International, as Parent Guarantor, General Felt, as Guarantor,
                Perfect Fit, as withdrawing guarantor, and Fleet, as trustee, relating to the Senior
                Subordinated Debentures.
  4.4.6(c)    --Fifth Supplemental Indenture, dated as of May 28, 1997, by and among Foamex and
                FCC, as Issuers, Foamex International, as Parent Guarantor, General Felt, as Guarantor,
                and Fleet, as Trustee.


                                      II-3


  4.5.1(d)   --Credit Agreement, dated as of June 12, 1997, by and among Foamex, General Felt, Trace
               Foam, FMXI, the institutions from time to time party thereto as lenders, the institutions from time to time party thereto as issuing banks, and Citicorp USA, Inc. and The Bank of
               Nova Scotia, as Administrative Agents.
  4.5.2***   --Foamex International Guaranty, dated as of June 12, 1997, in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.3***   --Partnership Guaranty, dated as of June 12, 1997, made by Trace Foam Company, Inc. and
               FMXI, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.4***   --Foamex Guaranty, dated as of June 12, 1997, made by Foamex L.P. in favor of Citicorp
               USA, Inc., as Collateral Agent.
  4.5.5***   --GFI Guaranty, dated as of June 12, 1997, made by General Felt Industries, Inc. in favor of Citicorp, USA, Inc., as Collateral Agent.
  4.5.6***   --Subsidiary Guaranty, dated as of June 12, 1997, made by Foamex Fibers, Inc. in favor of
               Citicorp USA, Inc., as Collateral Agent.
  4.5.7***   --Subsidiary Guaranty, dated as of June 12, 1997, made by Foamex Latin America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.8***   --Subsidiary Guaranty, dated as of June 12, 1997, made by Foamex Mexico, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.9***   --Subsidiary Guaranty, dated as of June 12, 1997, made by Foamex Capital Corporation in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.10***  --Subsidiary Guaranty, dated as of June 12, 1997, made by Foamex Mexico II, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.11***  --Subsidiary Guaranty, dated as of June 12, 1997, made by Foamex Asia, Inc. in favor of
               Citicorp USA, Inc., as Collateral Agent.
  4.5.12***  --Partnership Pledge Agreement, dated as of June 12, 1997, made by Trace Foam Company,
               Inc., FMXI, Inc., and Foamex International Inc. in favor of Citicorp USA, Inc., as
               Collateral Agent.
  4.5.13***  --Foamex Pledge Agreement, dated as of June 12, 1997, made by Foamex L.P. in favor of
               Citicorp USA, Inc., as Collateral Agent.
  4.5.14***  --GFI Pledge Agreement, dated as of June 12, 1997, made by General Felt Industries, Inc.
               in favor of Citicorp USA, Inc., as Collateral Agent.
  4.4.15***  --Subsidiary Pledge Agreement, dated as of June 12, 1997, made by Foamex Capital
               Corporation in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.16***  --Subsidiary Pledge Agreement, dated as of June 12, 1997, made by Foamex Fibers, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.17***  --Subsidiary Pledge Agreement, dated as of June 12, 1997, made by Foamex Latin
               America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.18***  --Subsidiary Pledge Agreement, dated as of June 12, 1997, made by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.19***  --Subsidiary Pledge Agreement, dated as of June 12, 1997, made by Foamex Mexico, Inc.
               in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.20***  --Subsidiary Pledge Agreement, dated as of June 12, 1997, made by Foamex Mexico II,
               Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.21***  --Foamex Security Agreement, dated as of June 12, 1997, made by Foamex L.P. in favor of
               Citicorp USA, Inc., as Collateral Agent.
  4.5.22***  --GFI Security Agreement, dated as of June 12, 1997, made by General Felt Industries, Inc.
               in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.23***  --Subsidiary Security Agreement, dated as of June 12, 1997, made by Foamex Fibers, Inc.
               in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.24***  --Subsidiary Security Agreement, dated as of June 12, 1997, made by Foamex Latin
               America, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.25***  --Subsidiary Security Agreement, dated as of June 12, 1997, made by Foamex Mexico, Inc.
               in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.26***  --Subsidiary Security Agreement, dated as of June 12, 1997, made by Foamex Mexico II,
               Inc. in favor of Citicorp USA, Inc., as Collateral Agent.


                                   II-4


  4.5.27***  --Subsidiary Security Agreement, dated as of June 12, 1997, made by Foamex Asia, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.5.28***  --Subsidiary Security Agreement, dated as of June 12, 1997, made by Foamex Capital
               Corporation, Inc. in favor of Citicorp USA, Inc., as Collateral Agent.
  4.6(j)     --Commitment Letter, dated July 9, 1996, from The Bank of Nova Scotia to Foamex
               Canada Inc.
  4.7(a)     --Subordinated Promissory Note, dated as of May 6, 1993, in the original principal amount of $7,014,864 executed by Foamex L.P. to John Rallis ("Rallis").
  4.8(a)     --Marely Loan Commitment Agreement, dated as of December 14, 1993, by and between
               Foamex International and Marely s.a. ("Marely").
  4.9(a)     --DLJ Loan Commitment Agreement, dated as of December 14, 1993, by and between
               Foamex International and DLJ Funding, Inc. ("DLJ Funding").

  4.10.1***  --Promissory Note, dated June 12, 1997, in the aggregate principal amount of $5,000,000, executed by Trace Holdings to Foamex.

  4.10.2***  --Promissory Note, dated June 12, 1997, in the aggregate principal amount of $4,794,828, executed by Trace Holdings to Foamex.
  5.1***     --Opinion of Willkie Farr & Gallagher.
  8.1***     --Opinion of Willkie Farr & Gallagher, as to tax matters.
  10.1.1***  --Amendment to Master Agreement, dated as of June 5, 1997, between Citibank, N.A. and
               Foamex.
  10.1.2***  --Amended confirmation, dated as of June 13, 1997, between Citibank, N.A. and Foamex.
  10.2(h)    --Reimbursement Agreement, dated as of March 23, 1993, between Trace Holdings and
               General Felt.
  10.3(h)    --Shareholder Agreement, dated December 31, 1992, among Recticel, s.a. ("Recticel"),
               Recticel Holding Noord B.V., Foamex L.P., Beamech Group Limited, LME-Beamech,
               Inc., James Brian Blackwell and Prefoam AG relating to foam technology sharing arrangement.
  10.4.1(k)  --Asset Transfer Agreement, dated as of October 2, 1990, between Trace Holdings and
               Foamex (the "Trace Holdings Asset Transfer Agreement").
  10.4.2(k)  --First Amendment, dated as of December 19, 1991, to the Trace Holdings Asset Transfer
               Agreement.
  10.4.3(k)  --Amended and Restated Guaranty, dated as of December 19, 1991, made by Trace Foam in favor of Foamex L.P.
  10.5.1(k)  --Asset Transfer Agreement, dated as of October 2, 1990, between RFC and Foamex L.P.
               (the "RFC Asset Transfer Agreement").
  10.5.2(k)  --First Amendment, dated as of December 19, 1991, to the RFC Asset Transfer Agreement.
  10.5.3(k)  --Schedule 5.03 to the RFC Asset Transfer Agreement (the "5.03 Protocol").
  10.5.4(h)  --The 5.03 Protocol Assumption Agreement, dated as of October 13, 1992, between RFC and Foamex L.P.
  10.5.5(h)  --Letter Agreement between Trace Holdings and Recticel regarding the Recticel Guaranty, dated as of July 22, 1992.
  10.6(l)    --Supply Agreement, dated June 28, 1994, between Foamex L.P. and Foamex International.
  10.7.1(l)  --First Amended and Restated Tax Sharing Agreement, dated as of December 14, 1993, among Foamex, Trace Foam, FMXI and Foamex International.
  10.7.2(d)  --First Amendment to Amended and Restated Tax Sharing Agreement of Foamex, dated as of June 12, 1997, by and among Foamex, Foamex International, FMXI, and Trace Foam.
  10.8.1(m)  --Tax Distribution Advance Agreement, dated as of December 11, 1996, by and between
               Foamex and Foamex-JPS Automotive L.P.
  10.8.2(d)  --Amendment No. 1 to Tax Distribution Advance Agreement, dated as of June 12, 1997, by and between Foamex International and Foamex.
  10.9.1(h)  --Trace Foam Management Agreement between Foamex and Trace Foam, dated as of
               October 13, 1992.
  10.9.2(l)  --Affirmation Agreement re: Management Agreement, dated as of December 14, 1993, between Foamex and Trace Foam.


                                      II-5


  10.9.3(d)  --First Amendment to Management Agreement, dated as of June 12, 1997, by and between
               Foamex and Trace Foam.
  10.10.1(k) --Salaried Incentive Plan of Foamex L.P. and Subsidiaries.
  10.10.2(k) --Trace Holdings 1987 Nonqualified Stock Option Plan.
  10.10.3(k) --Equity Growth Participation Program.

  10.10.4(o) --General Felt Industries, Inc. Retirement Plan for Salaried Employees, effective as of
               January 1, 1995.
  10.10.5(o) --Foamex L.P. Salaried Retirement Plan (formerly known as the Foamex L.P. Products, Inc.
               Salaried Employee Retirement Plan), as amended, effective July 1, 1984.

  10.10.6(n) --Foamex/General Felt 401(k) Savings Plan dated July 1, 1995.
  10.10.7(a) --Foamex International's 1993 Stock Option Plan.
  10.10.8(a) --Foamex International's Non-Employee Director Compensation Plan.
  10.11.1(o) --Employment Agreement, dated as of February 1, 1994, by and between Foamex L.P. and
               William H. Bundy.
  10.11.2(p) --Employment Agreement, dated as of July 26, 1995, by and between Foamex L.P. and
               Salvatore J. Bonanno.
  10.12(a)   --Warrant Exchange Agreement, dated as of December 14, 1993, by and between Foamex
               International and Marely.
  10.13(a)   --Warrant Exchange Agreement, dated as of December 14, 1993, by and between Foamex
               International and DLJ Funding.
  10.14(o)   --Stock Purchase Agreement, dated as of December 23, 1993, by and between
               Transformacion de Espumas y Fieltros, S.A., the stockholders which are parties thereto, and Foamex L.P.

  10.15(q)   --Asset Purchase Agreement, dated as of August 29, 1997, by and among General Felt
               Industries, Inc., Foamex L.P., Bretlin, Inc. and The Dixie Group, Inc.
  12.1***    --Computation of Ratios of Earnings to Fixed Charges. (Foamex
  12.2***    --Computation of Ratios of Earnings to Fixed charges (General Felt)
  21.1***    --Subsidiaries of the Registrant.
  23.1***    --Consent of Coopers & Lybrand, L.L.P., independent accountants, to Foamex L.P.
  23.2***    --Consent of Coopers & Lybrand, L.L.P., independent accountants, to General Felt
               Industries, Inc.
  23.3***    --Consent of Coopers & Lybrand, L.L.P., independent accountants, to Foamex Capital
               Corporation

  23.4***    --Consent of Coopers & Lybrand L.L.P., independent accountants, to Foamex Fibers.
  23.5***    --Consent of Willkie Farr & Gallagher included in Exhibit 5.1.
  25**       --Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture.
  99.1***    --Form of Letter of Transmittal.
  99.2***    --Form of Notice of Guaranteed Delivery.
  99.3***    --Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
               Nominees.
  99.4***    --Form of Letter to Clients.

-------------
**   Filed herewith.
***  Filed previously.
(a) Incorporated herein by reference to the Exhibit to Foamex International's Registration Statement on Form S-1, Registration No. 33-69606.
(b) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended January 1, 1995.
(c) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P. reporting an event that occurred May 28, 1997.
(d) Incorporated herein by reference to the Exhibit to the Current Report on Form 8-K of Foamex L.P. reporting an event that occurred June 12, 1997.
(e) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-4, Registration No. 33-65158.

(f) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended June 30, 1996.
(g) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P., FCC and General Felt on Form S-1, Registration Nos. 33-60888, 33-60888-01, and 33-60888-02.
(h) Incorporated herein by reference to the Exhibit to the Annual Report Form 10-K Statement of Foamex L.P. and FCC for the fiscal year ended January
     3, 1993.
(i) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex International for the fiscal year ended January 1, 1995.
(j) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended September
     30, 1996.
(k) Incorporated herein by reference to the Exhibit to the Registration Statement of Foamex L.P. and FCC on Form S-1, Registration Nos. 33-49976 and 33-49976-01.
(l) Incorporated herein by reference to the Exhibit to the Registration Statement of FJPS, FJCC and Foamex International on Form S-4, Registration No. 33-82028.
(m) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended December 29, 1996.
(n) Incorporated herein by reference to the Exhibit to the Quarterly Report on Form 10-Q of Foamex L.P. for the quarterly period ended July 2, 1995.
(o) Incorporated herein by reference to the Exhibit to the Annual Report Form 10-K of Foamex International for the fiscal year ended January 2, 1994.
(p) Incorporated herein by reference to the Exhibit to the Annual Report on Form 10-K of Foamex L.P. for the fiscal year ended December 31, 1995.

(q) Incorporated herein by reference to the Current Report on Form 8-K of Foamex L.P. reporting an event that occurred August 29, 1997.

     Certain instruments defining the rights of security holders have been excluded herefrom in accordance with Item 601(b)(4)(iii) of Regulation S-K. The Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

(d)   Schedules

     None.

Item 22. Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the Issuers being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.


                                        FOAMEX L.P.
                                        By: FMXI, Inc.,
                                           Its Managing General Partner


                                        By: /s/ Philip N. Smith, Jr.
                                            -----------------------------------
                                            Name: Philip N. Smith, Jr.
                                            Title: Vice President of FMXI, Inc.
                                                   and Foamex L.P.


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.




               Signature                                       Title
               ---------                                       -----
                   *                          Chairman and Chief Executive Officer of
----------------------------------------        FMXI, Inc. and Foamex L.P.
             Andrea Farace                      (principal executive officer)

                   *                          Vice Chairman of Foamex L.P. and FMXI, Inc.
----------------------------------------
           Marshall S. Cogan

                   *                          President and Chief Operating Officer of Foamex
----------------------------------------         L.P. and FMXI, Inc. and a director of FMXI, Inc.
               Salvatore J. Bonanno

                   *                          Senior Vice President of Finance and Chief
----------------------------------------        Financial Officer of Foamex L.P. and
           Kenneth R. Fuette                    (principal financial officer)nce and

           /s/ R. Allen Baker                 Chief Accounting Officer of Foamex L.P.
----------------------------------------        and FMXI, Inc.
             R. Allen Baker                     (principal accounting officer)

     * By: /s/ Philip N. Smith, Jr.
----------------------------------------
           Philip N. Smith, Jr.
            Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.

                                        FOAMEX CAPITAL CORPORATION


                                        By: /s/ Philip N. Smith, Jr.
                                            -----------------------------------
                                            Name: Philip N. Smith, Jr.
                                            Title: Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.




               Signature                                          Title
               ---------                                          -----
                   *                         Chairman and Chief Executive Officer
----------------------------------------        (principal executive officer)
             Andrea Farace

                   *                         Senior Vice President of Finance, Chief Financial
----------------------------------------         Officer and a director
           Kenneth R. Fuette                     (principal financial officer)

           /s/ R. Allen Baker                Chief Accounting Officer
----------------------------------------        (principal accounting officer)
             R. Allen Baker

                   *                         Director
----------------------------------------
           Marshall S. Cogan

                   *                         Vice President and a director
----------------------------------------
            Robert H. Nelson

         * By: /s/ Philip N. Smith, Jr.
----------------------------------------
           Philip N. Smith, Jr.
              Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.


                                        GENERAL FELT INDUSTRIES, INC.


                                        By: /s/ Philip N. Smith, Jr.
                                            -----------------------------------
                                            Name: Philip N. Smith, Jr.
                                            Title: Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.




               Signature                                     Title
               ---------                                     -----
                   *                         President and a director
----------------------------------------        (principal executive officer)
            Theodore J. Kall
                   *                         Chief Financial Officer and a director
----------------------------------------        (principal financial officer)
           Kenneth R. Fuette

           /s/ R. Allen Baker                Chief Accounting Officer
----------------------------------------        (principal accounting officer)
             R. Allen Baker

                   *                         Vice President
----------------------------------------
            Robert H. Nelson

                   *                         Chairman
----------------------------------------
             Andrea Farace

                   *                         Director
----------------------------------------
           Marshall S. Cogan

                   *                         Director
----------------------------------------
            Barry Zimmerman

         * By: /s/ Philip N. Smith, Jr.
----------------------------------------
          Philip N. Smith, Jr.
            Attorney-in-Fact

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.



                                        FOAMEX FIBERS, INC.


                                        By: /s/ Philip N. Smith, Jr.
                                            -----------------------------------
                                            Name: Philip N. Smith, Jr.
                                            Title: Vice President

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of New York, State of New York, on the 12 day of September, 1997.




               Signature                                    Title
               ---------                                    ------
                   *                         Chairman and Chief Executive Officer
----------------------------------------        (principal executive officer)
             Andrea Farace

                   *                         Treasurer
----------------------------------------        (principal financial officer)
           Kenneth R. Fuette

           /s/ R. Allen Baker                Chief Accounting Officer
----------------------------------------        (principal accounting officer)
             R. Allen Baker

                   *                         Vice President
----------------------------------------
            Robert H. Nelson

                   *                         Director
----------------------------------------
               Salvatore J. Bonanno

                   *                         Director
----------------------------------------
           Marshall S. Cogan

         * By: /s/ Philip N. Smith, Jr.
----------------------------------------
            Philip N. Smith, Jr.
              Attorney-in-Fact